UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2020

VIVUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33389	94-3136179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

(Address of Principal Executive Offices, and Zip Code)

(650) 934-5200

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VVUS	The Nasdaq Global Select Market
Preferred Share Purchase Rights

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On April 1, 2020, VIVUS, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 7,218,750 of the Company’s shares of common stock, par value $0.001 (the “Common Stock”) at a purchase price per share of $1.60 for aggregate gross proceeds to the Company of approximately $11.55 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company. The offering is expected to close on or about April 2, 2020.

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Pursuant to an engagement agreement (the “Engagement Agreement”) between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash placement fee equal to 7.0% of the aggregate purchase price for the shares of Common Stock sold in the offering, a management fee of 1.0% of the aggregate purchase price for the shares of Common Stock sold in the offering, up to $12,900 for the clearing expenses of the placement agent, $30,000 for non-accountable expenses, and to reimburse the placement agent for its legal fees and other accountable expenses up to $50,000. The net proceeds received by the Company from the transaction will be used for working capital, general corporate purposes, research and development, and satisfaction of corporate debts.

In addition, the Company has issued to affiliates of Wainwright warrants (“Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of shares of Common Stock sold in the offering, or 433,125 shares. The Placement Agent Warrants will be exercisable immediately for five years from the date of the Prospectus Supplement, with an exercise price equal to $2.00 per share. A copy of the form of Placement Agent Warrant is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

The shares in the registered direct offering were issued pursuant to a prospectus supplement dated as of April 1, 2020 which was filed with the SEC (the “Prospectus Supplement”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-227353), which became effective on September 27, 2018, and the base prospectus included therein (the “Base Prospectus”). This Current Report on Form 8-K does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for the person to make the offer or solicitation.

The foregoing descriptions of the Purchase Agreement, the Engagement Agreement and the Placement Agent Warrants are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Hogan Lovells US LLP relating to the validity of the shares of Common Stock issued in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

Pursuant to the Equity Distribution Agreement (the “Equity Distribution Agreement”), dated March  6, 2020, between the Company and Piper Sandler & Co. ("Piper") the Company may offer and sell, from time to time, its Common Stock through Piper, as sales agent, in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “ATM Offering”). On March  6, 2020, in connection with the ATM Offering, the Company filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, shares of its Common Stock having an aggregate offering price of up to $11.5 million through Piper (the “ATM Prospectus Supplement”). The Company has not issued any shares of its Common Stock under the ATM Prospectus Supplement. The Company suspended the ATM Prospectus Supplement on April 1, 2020, but the Equity Distribution Agreement remains in full force and effect.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant.

5.1	Opinion of Hogan Lovells US LLP

10.1	Form of Securities Purchase Agreement, dated April 1, 2020, by and between the Company and the Purchasers

10.2	Engagement Agreement, dated April 1, 2020, by and between the Company and H.C. Wainwright & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: April 2, 2020